UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2012

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective February 3, 2012, Richard P. Heyse is no longer Vice President and Chief Financial Officer of WESCO International, Inc. (the “Company”). Stephen A. Van Oss, the Company’s current Senior Vice President and Chief Operating Officer and a Director of the Company, has been appointed to serve as the Company’s interim Chief Financial Officer. Mr. Van Oss previously served as the Company’s Chief Financial Officer from 2000 to 2009. Mr. Van Oss also will retain his current responsibilities as Senior Vice President and Chief Operating Officer while the Company engages in a search for a new Chief Financial Officer. Additional biographical information regarding Mr. Van Oss is set forth under the heading “Directors” in the Company’s definitive proxy statement filed on April 6, 2011, and such information regarding Mr. Van Oss is incorporated herein by reference.

In addition, on February 6, 2012, the Company issued a press release regarding these matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1     Press Release dated February 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Daniel A. Brailer
Daniel A. Brailer
Vice President, Treasurer,
Investor Relations and Corporate Affairs

Dated: February 6, 2012